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                                                                  Exhibit 10.98a

                                               18 December 1995

Western Publishing Company, Inc.
c/o Western Publishing Group, Inc.
444 Madison Avenue, Suite 601
New York, New York  10022

Attention:   Mr. Steven M. Grossman
             Executive Vice President

                      First Amendment to Credit Agreement

Ladies and Gentlemen:

         We refer you to that certain Credit Agreement dated September 29, 1995 between Western Publishing Company, Inc. and Heller Financial, Inc. (the "Credit Agreement"). All capitalized terms utilized but not defined in this First Amendment to Credit Agreement shall have the meanings given them in the Credit Agreement. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Heller hereby agree as follows:

1. For the purposes of that certain Lender Guaranty issued by Heller to Chemical Bank, dated December 18, 1995 and accepted by Chemical Bank on December 27, 1995 (the "Letters of Credit Guaranty to Chemical"), and only for the purposes of the Letters of Credit Guaranty to Chemical, the sentence which reads "... Thereafter, letters of credit may be issued by the bank if it promptly gives notice to Heller. ...." contained in Section 1.1(B) of the
   Credit Agreement shall not apply to the Letters of Credit Guaranty to Chemical.

2. Section 1.6 of the Credit Agreement is hereby amended to the effect that the third sentence of Section 1.6 is deleted and replaced by the following text:

         "... Within fifteen (15) days of the first of each calendar month, Heller shall provide a statement to Borrower for its loan account setting forth the principal of each account and interest due thereon. ..."

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         Except as specifically modified or amended by this First Amendment to
Credit Agreement, all of the terms and conditions contained in the Credit Agreement shall continue to remain in full force and effect.

         If the foregoing correctly sets forth Borrower's and Heller's understanding, please execute this First Amendment to Credit Agreement in the spaces provide below and return such fully executed First Amendment to Credit Agreement to Heller to the attention of the undersigned as soon as possible.

                                             Very truly yours,

                                             HELLER FINANCIAL, INC.

                                             By: /s/ John D Calabro
                                                 John D. Calabro
                                                 Senior Vice President

CONSENTED AND AGREED TO
this 26th day of December, 1995

WESTERN PUBLISHING COMPANY, INC.

By: /s/ Steven M. Grossman
    Steven M. Grossman
    Executive Vice President

JDC:BPB:df